Exhibit 24.1

POWER OF ATTORNEY

Each person whose signature appears below authorizes Ralph G. Quinsey and Steven J. Buhaly, or either of them, as attorneys-in-fact with full power of substitution, to execute in the name and on the behalf of each person, individually and in each capacity stated below, and to file, any and all amendments to the Form S-8 Registration Statement filed with the Securities and Exchange Commission on July 25, 2001 (Registration No. 333-65850), including any and all post-effective amendments.

Signature	Title

/s/ Ralph G. Quinsey Ralph G. Quinsey	Director, President and Chief Executive Officer (Principal Executive Officer)

/s/ Steven J. Buhaly Steven J. Buhaly	Vice President of Finance, Secretary and Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ Steven J. Sharp Steven J. Sharp	Chairman of the Board

/s/ Paul A. Gary Paul A. Gary	Director

/s/ Charles Scott Gibson Charles Scott Gibson	Director

/s/ Nicolas Kauser Nicolas Kauser	Director

/s/ Walden C. Rhines Walden C. Rhines	Director

/s/ Willis C. Young Willis C. Young	Director